Exhibit 99.1

Solitario Exploration & Royalty Corp.
4251 Kipling Street, Suite 390; Wheat Ridge, CO 80033
Tel: 303-534-1030; Fax: 303-534-1809

August 26, 2010

Trey , Executive Vice President and Director
Ely Gold & Minerals Inc.
680 - 789 West Pender Street
Vancouver, BC V6C1H2

John , President and Director
DHI Minerals (U.S.) Ltd.
680 - 789 West Pender Street
Vancouver, BC V6C1H2

Re: Private Placement and Mount Hamilton Project

Mr. :

In regard to your recent discussions with Mr. Christopher E. Herald, the following are the terms for this binding Letter of Intent to be effective August 26, 2010 by and among Exploration & Royalty Corp., a Colorado corporation ("Solitario"), Ely Gold & Minerals Inc., an Alberta corporation ("Ely") and DHI Minerals (U.S.) Ltd., a Nevada corporation ("DHI US"). After execution of this Letter of Intent, Solitario, Ely and DHI US shall diligently proceed with the negotiation and execution of definitive agreements (the "Agreements") sufficient to effectuate the terms set out herein, which Agreements shall include such other provisions as are necessary or customary for agreements of such type and as are acceptable to the parties. Consummation of the transactions set forth in this Letter of Intent and the execution of the Agreements shall be subject to obtaining all necessary or desirable regulatory and securities exchange approvals and third party assignments and approvals, including without limitation approval of the Joint Venture contemplated hereby by Ely's shareholders ("Shareholder Approval"), either by written consent of holders of more than 50% of Ely's outstanding shares or by favourable vote of more than 50% of the shares voted at a General Meeting of Shareholders to be held not later than October 22, 2010. Ely confirms that the Joint Venture is supported by management of Ely and has been approved by a unanimous vote of the Board of Directors of Ely, and that Ely will recommend to its shareholders that the Joint Venture be approved.

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1.     Private Placements. Upon execution of this Letter of Intent, Solitario will execute and deliver a subscription agreement pursuant to which it will subscribe for 3,333,333 units (the "Units") of Ely at the price of CDN$0.15 per Unit for an aggregate consideration of CDN$499,999.95 (the "Private Placement Funds"). Each Unit shall consist of one (1) common share (a "Share") in the capital of Ely and one-half (1/2) of a share purchase warrant (each full warrant a "Warrant"). Each Warrant will entitle the holder to purchase one (1) additional Share (a "Warrant Share") for CDN$0.25 at any time prior to 4:30 p.m. (Vancouver time) on August 26, 2012, at which time the Warrants will expire; provided that if at any time after December 26, 2010, Ely's Shares have a closing price equal to or higher than CDN$0.35 per Share for twenty (20) consecutive trading days on the TSX Venture Exchange (the "TSXV"), Ely shall thereafter be entitled to give notice to the holders of Warrants, including Solitario, by news release and letter sent to the most recent address of the holder on Ely's records, that the Warrants will expire at 4:30 p.m. (Vancouver time) on that date which is 10 days after the date of such news release unless exercised before the expiry of that period, and in such event all unexercised Warrants will expire at 4:30 p.m. (Vancouver time) on the last day of such 10 day period. Units are immediately severable into their constituent Shares and Warrants. Payment of the Private Placement Funds and issuance of the Units shall occur in two tranches as follows: CDN$250,000 (the "First Tranche") upon conditional acceptance by the TSXV of a filing to be made in respect of the Joint Venture and conditional acceptance (subject only to customary conditions and specifically not subject to Shareholder Approval) by the TSXV of a filing to be made in respect of the First Tranche; and (ii) CDN$249,999.95 (the "Second Tranche") upon final acceptance by the TSXV, after Shareholder Approval, of a filing to be made in respect of the Joint Venture("Final Exchange Acceptance"). Out of the Private Placement Funds from the First Tranche, Ely will immediately pay US$250,000 to Augusta Resources Ltd. ("Augusta") before August 31, 2010. On or before June 1, 2013, Solitario will execute and deliver a subscription agreement pursuant to which it will subscribe for US$750,000 of Ely's Shares (the "Third Tranche") at a price equal to the 20 day weighted moving average price on the TSX-V (the "WMAP"). On or before June 1, 2014, Solitario will execute and deliver a subscription agreement pursuant to which it will subscribe for US$750,000 of Ely's Shares (the "Fourth Tranche") at the WMAP. On or before June 1, 2015, Solitario will execute and deliver a subscription agreement pursuant to which it will subscribe for US$1,000,000 of Ely's Shares (the "Fifth Tranche") (the Third Tranche, the Fourth Tranche and the Fifth Tranche collectively, the "Additional Tranches") at the WMAP. Ely shall utilize the proceeds of the Additional Tranches to make all required payments to Augusta which are due on or after June 1, 2013.

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2.     Joint Venture. Subject to Final Exchange Acceptance, on or before November 19, 2010, Solitario and DHI US shall form a joint venture, in the form of a Colorado limited liability company taxed as a partnership (the "Joint Venture") and negotiate in good faith and enter into a limited liability company operating agreement to effectuate the terms set out herein, which will generally follow the form of the most recent discussion draft of Rocky Mountain Mineral Law Foundation, Form 5LLC-5, including Form 5-C as Exhibit C with respect to tax matters (the "Joint Venture Agreement"). Among other things, the Joint Venture Agreement shall provide: (i) that, unless Solitario has resigned as a member of the Joint Venture prior to completion of Phase-I Earn-in, Solitario will have sole authority to conduct and control the Mt. Hamilton Project (as hereafter defined) activities of the Joint Venture until (a) completion of a Bankable Feasibility Study, as described in Exhibit A, or (b) the failure of Solitario to make any payment required to complete Phase-II Earn-in or the Phase-III Earn-in, and that thereafter a management committee will be formed consisting of two representatives appointed by DHI US and two representatives appointed by Solitario with each member, acting through its representatives, having a vote proportional to their respective membership interests in the Joint Venture; (ii) for a two-mile area of interest; (iii) for payment of a management fee to Solitario of 3% of all allowable expenditures by the Joint Venture or by Solitario for the benefit of the Joint Venture (the "Management Fee"), other than payments to Centennial Minerals Company, LLC ("Centennial"); and (iv) for binding arbitration of disputes. Subject to Final Exchange Acceptance, if the Joint Venture Agreement has not been entered into by November 19, 2010, either party can require the agreement to be completed pursuant to a binding arbitration conducted in accordance with Section 7 of this Letter of Intent, except that the cost of such arbitration shall be borne equally by Solitario and DHI US and the requirement of a 60 day pre-arbitration negotiation to attempt to resolve a dispute shall not be applicable.

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a) Initial Contributions. Subject to final Exchange Acceptance, on or before November 19, 2010, DHI US and Solitario shall make their initial contributions to the Joint Venture pursuant to a limited liability contribution agreement, negotiated and entered into in good faith, which will generally follow the form of the most recent discussion draft of Rocky Mountain Mineral Law Foundation, Form 5LLC-4 (the "Contribution Agreement"). Among other things, the Contribution Agreement shall provide for: (i) the contribution of the additional assets not contemplated by such form and contain provisions relating to the contribution of such additional assets as are customarily included in agreements which provide for the conveyance of such types of assets; and (ii) additional representations and warranties of DHI US satisfactory to Solitario with respect to the absence of undisclosed liabilities or agreements affecting or relating to the Mt. Hamilton Project. As its initial contribution to the Joint Venture, DHI US shall contribute all of its right, title and interest in and to the properties, claims, water rights, underlying agreements, existing data and other assets, of every kind and description and which relate to the mineral property identified as the Mt. Hamilton mineral property in the publicly filed financial statements of Ely as at December 31, 2009 and 2008 and for the years then ended (the "Mt. Hamilton Project"). Prior to DHI US's initial contribution to the Joint Venture (the "Property Contribution"), Ely shall assign, transfer and convey to DHI US all of its right, title and interest to any of the Mt. Hamilton Project. The Joint Venture shall take the Property Contribution subject to the payment obligations of DHI US to Centennial. As its initial contribution to the Joint Venture, Solitario shall contribute US$300,000 and cause the Joint Venture to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the US$300,000 payment due Centennial on or before such date (the "Initial Centennial Payment"). Solitario's initial membership interest in the Joint Venture shall be 10% and DHI US's initial membership interest in the Joint Venture shall be 90%.

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b) Phase-I Earn-in. Solitario may elect to complete Phase-I Earn-in by making the following expenditures and payments. On or before August 23, 2011, Solitario shall fund, through contributions to the Joint Venture and or by paying such expenditures directly, no less than US$1,000,000 in Exploration Expenditures on and for the direct benefit of the Mt. Hamilton Project (the "Phase-I Exploration Expenditures"). "Exploration Expenditures" will include all expenses incurred toward ascertaining the existence, location, quantity, quality or commercial value of mineral deposits in, under, upon or which may be produced from the Mt. Hamilton Project including, without limitation, expenses for geophysical surveys, drilling, sampling, assaying and geochemical analysis, metallurgical and engineering work, geological consultants, assessment and/or maintenance payments for the property (other than payments to Centennial), environmental studies/permit acquisition, and any and all other expenditures towards completion of a Bankable Feasibility Study. On or before November 19, 2011, Solitario shall contribute US$300,000 to the Joint Venture and cause the Joint Venture to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the US$300,000 payment due Centennial on or before such date (the "Phase-I Centennial Payment"). Solitario shall make the following payments to DHI US (the "Phase-I DHI US Payments"): (i) on or before February 23, 2011, US$100,000 and 25,000 shares of Solitario common stock; (ii) on or before June 1, 2011, US$500,000; (iii) on or before August 23, 2011, US$100,000 and 25,000 shares of Solitario common stock; (iv) on or before February 23, 2012, US$150,000 and 25,000 shares of Solitario common stock; (v) on or before June 1, 2012, US$750,000; and (vi) August 23, 2012, US$150,000 and 25,000 shares of Solitario common stock. Upon completion of the Phase-I Exploration Expenditures, the Phase-I Centennial Payment, and the Phase-I DHI US Payments, Solitario shall have completed Phase-I Earn-in and Solitario's membership interest in the Joint Venture shall increase to 51% and DHI US's membership interest in the Joint Venture shall decrease to 49%. In the event that Solitario fails to complete the Phase-I Exploration Expenditures or fails to make any payment required to complete Phase-I Earn-in, Solitario shall relinquish its entire membership interest in the Joint Venture.

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c) Phase-II Earn-in. Following completion of Phase-I Earn-in, Solitario may elect to complete Phase-II Earn-in by making the following payments. On or before November 19, 2012, Solitario shall contribute US$300,000 to the Joint Venture and cause the Joint Venture to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the US$300,000 payment due Centennial on or before such date (the "Phase-II Centennial Payment"). Solitario shall make the following payments to DHI US (the "Phase-II DHI US Payments"): ( i) on or before February 23, 2013, US$250,000 and 50,000 shares of Solitario common stock; and (ii) on or before August 23, 2013, US$250,000 and 50,000 shares of Solitario common stock. Upon completion of the Phase-II Centennial Payment and the Phase-II DHI US Payments, Solitario shall have completed Phase-II Earn-in and Solitario's membership interest in the Joint Venture shall increase to 70% and DHI US's membership interest in the Joint Venture shall decrease to 30%. In the event that Solitario fails to make any payment required to complete Phase-II Earn-in, Solitario's membership interest in the Joint Venture shall decrease to 49% and DHI US's membership interest in the Joint Venture shall increase to 51% and DHI US may assume sole authority to conduct and control the Mt. Hamilton Project activities of the Joint Venture.

d) Phase-III Earn-in. Following completion of Phase-II Earn-in, Solitario may elect to complete Phase-III Earn-in by making the following payments. On or before November 19, 2013, Solitario shall contribute US$3,800,000 to the Joint Venture and cause the Joint Venture to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the US$300,000 payment due Centennial on or before such date and the US$2,000,000 first royalty reduction option and the US$1,500,000 second royalty reduction option. On or before November 19, 2014, Solitario shall contribute US$1,800,000 to the Joint Venture and cause the Joint Venture to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the US$300,000 payment due Centennial on or before such date and the US$1,500,000 third royalty reduction option (both of the foregoing payments, the "Phase-III Centennial Payments"). The full benefit of all Centennial payments, whether advance royalty or royalty reduction payments shall accrue to the Joint Venture. Solitario shall make the following payments to DHI US (the "Phase-III DHI US Payments"): (i) on or before February 23, 2014, US$250,000 and 50,000 shares of Solitario common stock; and (ii) on or before August 23, 2014, US$250,000 and 50,000 shares of Solitario common stock. Upon completion of the Phase-III Centennial Payments and the Phase-III DHI US Payments, Solitario shall have completed Phase-III Earn-in and Solitario's membership interest in the Joint Venture shall increase to 80% and DHI US's membership interest in the Joint Venture shall decrease to 20%. In the event that Solitario fails to make any payment required to complete Phase-III Earn-in, Solitario's membership interest in the Joint Venture shall decrease to 49% and DHI US's membership interest in the Joint Venture shall increase to 51% and DHI US may assume sole authority to conduct and control the Mt. Hamilton Project activities of the Joint Venture.

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e) Notice of Solitario's Election to not make any Payment. After Final Exchange Acceptance, Solitario shall give DHI US at least 60 days' advance written notice of its election to not make any payment required to complete Phase-I, Phase-II or Phase-III Earn-in (the "Opt-out Notice").

f) Sole Funding Obligation by Solitario and Project Financing. Until such time as Solitario has given the Opt-out Notice, Solitario shall fund, through contributions to the Joint Venture and or by paying such expenditures directly, all Exploration Expenditures required to complete a Bankable Feasibility Study. Following completion of a Bankable Feasibility Study, all costs of the Joint Venture shall be funded by Solitario and DHI US in proportion to their membership interests in the Joint Venture except as set forth in the next sentence. Upon completion of a Bankable Feasibility Study, unless Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, Solitario shall be deemed to have completed Phase-I, Phase-II and Phase-III Earn-in, however any expenditure or payment which would have been required to complete Phase-I, Phase-II or Phase-III Earn-in shall continue to be funded solely by Solitario (the "Continuing Payment Obligations"). Following completion of a Bankable Feasibility Study, unless Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, Solitario shall, at DHI US's option, without diluting DHI US's membership interest in the Joint Venture, solely fund, or arrange for third party project financing to the Joint Venture to fund, all Joint Venture expenditures until commencement of commercial production. Upon commencement of commercial production, funding of Joint Venture expenditures shall again be funded by Solitario and DHI US in proportion to their membership interests in the Joint Venture. In the event DHI US's share of such post-Bankable Feasibility Study Joint Venture expenditures are funded by Solitario, Solitario shall recover all Joint Venture expenditures made on DHI US's behalf (excluding the Continuing Payment Obligations), plus interest at a commercially competitive rate, exclusively from eighty percent (80%) of DHI US's share of distributions from the Joint Venture. Unless Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, Solitario shall fund any and all bonding obligations to place the Mt. Hamilton Project into commercial production. Solitario shall be entitled to receive all of such funds released upon completion of reclamation and release of the bond. All other reclamation liabilities and costs shall be funded by Solitario and DHI US in proportion to their membership interests in the Joint Venture, except that if Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study Solitario shall be solely responsible for funding of all reclamation liabilities and costs associated with the activities of the Joint Venture to the date that the Opt-out Notice was given, but not any activities conducted or conditions existing prior to the date of the Contribution Agreement.

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g) Dilution. Following completion of a Bankable Feasibility Study, if Solitario or DHI US elects not to contribute its proportionate share of any monetary contribution to the Joint Venture, such party's interest shall be subject to straight-line dilution, based upon the formula contained in the Joint Venture Agreement. If either party elects to make, but then fails to make such contribution, the amount of dilution shall be equal to twice the dilution that would have occurred had the defaulting party initially elected not to contribute.

h) Standstill. Neither DHI US nor Ely shall amend or modify any existing agreement or instrument relating to or affecting in any way the Mt. Hamilton Project without the prior written consent of Solitario.

i) Payments to Augusta. Ely shall make all required payments to Augusta and shall cause DHI US and/or DHI Minerals Ltd. to distribute to Ely, whether in the form of loan repayments, loans, dividends, or other form of distributions, any and all funds necessary to enable Ely to make any and all payments to Augusta which are due before June 1, 2013.

j) Right to Accelerate Augusta Payments. At Solitario's request Ely shall have the obligation to negotiate with Augusta to seek a discounted payoff of any and all payments to Augusta. However, Ely shall not amend or modify any existing agreement or instrument or enter into any new agreement relating to or affecting in any way the payments to Augusta without the prior written consent of Solitario. Any discount from the total amount of payments to Augusta shall reduce, on a dollar-for-dollar basis, the obligation of Solitario to subscribe for the Additional Tranches.

k) Right to Accelerate Other Payments. Solitario shall have the right, but not the obligation to accelerate any payment required to complete Phase-I, Phase-II or Phase-III Earn-in and to procure and retain for itself the full benefit of any discount that it may be able to negotiate with the recipient of any such payment, except that the full benefit of any royalty reduction shall accrue to the Joint Venture.

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l) Tax Partnership.: Solely for U.S. federal and applicable state income tax purposes the relationship of DHI US and Solitario under this Letter of Intent shall constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), from and after the date that Solitario first incurs costs with respect to the mineral properties subject to this Letter of Intent (the "Tax Partnership"), and the Tax Partnership shall be governed by the provisions of Exhibit B hereto. For U.S. federal income tax purposes, the transfer by DHI US of the mineral properties to the Tax Partnership shall be treated as a tax-free contribution by DHI US under Section 721 of the Code. Following formation of the Joint Venture, the Joint Venture shall be treated for U.S. federal and applicable state tax purposes as a continuation of the Tax Partnership. Solitario shall have a 1% ownership interest in the property of the tax partnership, which it shall relinquish to DHI US if Solitario does not make its initial contribution to the Joint Venture in accordance with the provisions of this Letter of Intent. Solitario's payments required to complete Phase-I, Phase-II and Phase-III Earn-in shall, upon completion of each such phase of earn-in, be treated as part purchases from DHI US (to the extent of payments to be made directly by Solitario to DHI US) and part contributions (to the extent of funds contributed into the Joint Venture or paid directly to third parties for the benefit of the Joint Venture). The terms of the Tax Partnership following the formation of the Joint Venture shall be set forth in the Joint Venture Agreement, including Exhibit C thereof as based generally on Rocky Mountain Mineral Law Foundation Form 5-C; provided, however, that tax deductions arising from costs expended by the Joint Venture shall be allocated to the party that funds such costs; Solitario shall be the tax matters partner of the Joint Venture, and shall be entitled to choose tax elections for the Joint Venture for any period during which it has contributed the majority of costs funded by or on behalf of the Joint Venture; the Joint Venture shall elect to adjust the basis of its property in accordance with Code Section 754; and no party who transfers an interest in the Joint Venture shall be required to indemnify the other party or parties for any termination of the Joint Venture for U.S. federal income tax purposes resulting from such transfer.

m) Capital Accounts. For purposes of the Tax Partnership, upon any relinquishment or reduction of a party's interest under any provision of this Letter of Intent, a percentage of the capital account of the party whose interest has been reduced equivalent to the percentage reduction in the interest of that party shall be transferred to the other party to the Tax Partnership. Upon any relinquishment, termination or elimination of a party's interest under any provision of this Letter of Intent, that party's capital account shall be transferred to the other party to the Tax Partnership.

3.     Solitario Shares. With respect to the shares of Solitario common stock to be received by DHI US as part of the Phase-I, Phase-II and Phase-III DHI US Payments (the "Solitario Shares"), DHI US hereby represents, warrants, covenants and acknowledges as follows.

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a) Investment Intent. It is receiving the Solitario Shares for its own account for investment purposes only and not with a view to resale or distribution in any manner that is in violation of the United States Securities Act of 1933, as amended (the "US Securities Act") or any applicable state securities laws (the "State Securities Laws").

b) Sophistication. It has, alone or together with its professional advisors, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Solitario Shares.

c) Access to Information. It has had access to and reviewed all publicly available information concerning Solitario.

d) Restrictions on Resale. It understands that the Solitario Shares have not been registered under either the US Securities Act or the State Securities Laws and, therefore, cannot be resold or otherwise transferred unless they are registered under the US Securities Act and the applicable State Securities Laws or unless an exemption from such registration is available, in which event the undersigned might still be limited as to the amount of the Solitario Shares that may be sold. It understands that it has no rights to require registration of the Solitario Shares under the US Securities Act or the State Securities Laws at any time.

e) Acknowledgment of Restrictive Legend. It acknowledges that the certificates representing theSolitario Shares, when delivered, will have appropriate orders restricting transfer placed against them on the records of the transfer agent for the Solitario Shares, and will have placed upon them an appropriate restrictive legend. It agrees not to attempt any transfer of any of the Solitario Shares without first complying with the substance of said legend, and that satisfaction of the requirements set forth in such legend may, if Solitario so requests, depend in part upon an opinion of counsel reasonably acceptable in form and substance to Solitario. In addition, such legend shall include the following: THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS [date that is 4 months and one day after the date of issue].

4.     Ely Shares. With respect to the Ely Shares to be subscribed for pursuant to the Additional Tranches, Solitario hereby represents, warrants, covenants and acknowledges as follows.

a) Investment Intent. It is receiving the Ely Shares for its own account for investment purposes only and not with a view to resale or distribution in any manner that is in violation of the US Securities Act or the State Securities Laws.

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b) Sophistication. It has, alone or together with its professional advisors, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Ely Shares.

c) Access to Information. It has had access to and reviewed all publicly available information concerning Ely.

d) Restrictions on Resale. It understands that the Ely Shares have not been registered under either the US Securities Act or the State Securities Laws and, therefore, cannot be resold or otherwise transferred unless they are registered under the US Securities Act and the applicable State Securities Laws or unless an exemption from such registration is available, in which event the undersigned might still be limited as to the amount of the Ely Shares that may be sold. It understands that it has no rights to require registration of the Ely Shares under the US Securities Act or the State Securities Laws at any time.

e) Acknowledgment of Restrictive Legend. It acknowledges that the certificates representing the Ely Shares, when delivered, will have appropriate orders restricting transfer placed against them on the records of the transfer agent for the Ely Shares, and will have placed upon them an appropriate restrictive legend. It agrees not to attempt any transfer of any of the Ely Shares without first complying with the substance of said legend, and that satisfaction of the requirements set forth in such legend may, if Ely so requests, depend in part upon an opinion of counsel reasonably acceptable in form and substance to Ely. In addition, such legend shall include the following: THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS [date that is 4 months and one day after the date of issue].

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5.     Termination. At any time prior to Final Exchange Acceptance, Solitario may terminate this Letter of Intent upon written notice to DHI US and this Letter of Intent shall thereupon be null and void and of no further force or effect. At any time after Final Exchange Acceptance, but prior to its entering into the Contribution Agreement, Solitario may terminate this Letter of Intent upon written notice to DHI US and this Letter of Intent shall thereupon be null and void and of no further force or effect, except that Solitario shall still be obligated to make the Initial Centennial Payment and to fund the Phase-I Exploration Expenditures provided that DHI US or Ely are not in material breach of any provision of this Letter of Intent or any representation or warranty made by DHI US or Ely in this Letter of Intent. Any subscription agreement entered into prior to termination of this Letter of Intent shall remain in full force and effect. The subscription agreement for the Units shall provide that the subscription for the Second Tranche shall terminate and be null and void and of no further effect in the event of and upon Solitario's or Ely's termination of this Letter of Intent. In the event that Solitario gives the Opt-out Notice, Solitario's obligation to enter into subscription agreements for any of the Additional Tranches occurring after the date of the Opt-out Notice shall immediately terminate and be null and void and of no further effect.

Ely may, upon written notice to Solitario, at any time prior to receipt of Shareholder Approval, terminate this Letter of Intent in order to pursue an alternative acquisition proposal (including, without limitation, a merger, amalgamation, plan of arrangement, reorganization, takeover, sale of all or substantially all of its assets, alternative joint venture transaction concerning its material assets, or other like transaction involving Ely or its subsidiaries) which Ely's board of directors, acting in good faith and upon the advice of its professional advisors, determines to be superior in value to Ely and its shareholders than the transactions contemplated by this Letter of Intent; provided that within one business day of so notifying Solitario and terminating this Letter of Intent, it shall pay or cause to be paid to Solitario a termination fee of $300,000 (the "Termination Fee") in immediately available funds to an account designated by Solitario. Ely hereby acknowledges that the Termination Fee is a payment of liquidated damages which are a genuine pre-estimate of the damages which Solitario will suffer or incur as a result of the termination of this Letter Intent in the manner contemplated hereby and the resultant non-completion of the Joint Venture and is not a penalty. Ely hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. Upon such termination, Solitario shall be relieved of any further obligations arising under this Letter of Intent or in the transactions contemplated hereby.

6.     Governing Law. The Agreement will be governed by the laws of the State of Colorado, USA without regard to conflicts of laws principles that would require application of any other law.

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7.     Dispute Resolution. Disputes of the parties shall be resolved by binding arbitration in Denver, Colorado in accordance with, in the case of disputes involving Ely, the International Rules of the American Arbitration Association (the "International Rules"), and in the case of disputes not involving Ely, the Commercial Rules of the International Arbitration Association (the "Commercial Rules"). For a period of at least 60 days prior to submission of a matter to arbitration, an executive officer of each of the parties to the dispute will attempt to resolve the dispute, failing which any party may refer the matter to arbitration by written notice to the other party or parties. For disputes involving amounts of US$2 million dollars or less, the parties shall attempt, by mutual agreement, to nominate a sole arbitrator within 30 days from the date of the initiating party's written notice to the other party or parties. If the parties cannot agree upon a sole arbitrator within such 30 day period, or in the case of disputes involving amounts of more than US$2 million dollars, the arbitration shall be carried out by a panel of three arbitrators with one arbitrator being selected by Solitario, one arbitrator being selected by Ely and/or DHI US and the third arbitrator being selected by mutual agreement of such two arbitrators. If such two arbitrators cannot agree within 30 days upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. Moreover, if any party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Notwithstanding the foregoing, the arbitrator or arbitrators, as the case may be, shall be English speaking lawyers with at least ten year's experience with international mining joint venture transactions, trained in the common law tradition. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

8.     Representations and Warranties of Ely. With respect to the Mt. Hamilton Project, Ely hereby represents and warrants as follows.

a) No undisclosed material facts. It is not aware of any material facts or circumstances that have not been disclosed to Solitario, that should be disclosed in order to prevent the public disclosure and descriptions by Ely of the Mt. Hamilton Project from being materially misleading.

b) No undisclosed agreements, encumbrances, conditions, claims or liabilities. It is not aware of any agreements, encumbrances, conditions, or asserted or unasserted claims or liabilities relating to the Mt. Hamilton Project that have not been disclosed to Solitario.

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9.     Press Releases. The parties understand that public disclosure may be required pursuant to applicable securities laws or regulations of an applicable stock exchange. To the extent that any disclosure hereof is determined to be necessary, such disclosure shall only be made with prior notice to, and consultation with, in the case of Solitario, Ely, and in the case of Ely, Solitario. Further, Solitario and Ely agree to co-operate with one another regarding the timing and contents of any public disclosure regarding the entering into of any of the Agreements. Each of Solitario and Ely agree that it will provide the other party with a reasonable period for review and pre-approval of any proposed disclosure by it. This Letter of Intent is entered into and effective as of the date first written above. This Letter of Intent contains the entire understanding of the parties relating to the specific subject matter hereof, and supersedes all prior agreements and understandings between the parties. The parties have the necessary power and authority to enter into this Letter of Intent which shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Any amendments hereto shall be in writing and signed by the parties hereto.

Solitario Exploration & Royalty Corp.

By:      /s/ Christopher E. Herald
Name: Christopher E. Herald
Title: President and Chief Executive Officer

Ely Gold & Minerals Inc.

By:     /s/ Trey Wasser
Name: Trey Wasser
Title: Executive Vice President and Director

DHI Minerals (U.S.) Ltd.

By:     /s/ John Brownlie
Name: John Brownlie
Title: President and Director

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Exhibit A

BANKABLE FEASIBILITY STUDY

A.          "Bankable Feasibility Study" means a detailed report that recommends the development of a mine and includes at least the following information:

1.          A description of the property to be covered by the proposed mine;

2.          The estimated recoverable reserves of minerals and the estimated composition and content thereof;

3.          The proposed procedure for development and mining production;

4.          Results of ore amenability tests (if any);

5.          The nature and extent of the mine facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill;

6.          The total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

7.          Assessment of environmental studies, permitting requirements, and associated costs required to initiate construction;

8.          The period in which it is proposed that the property be brought into commercial production; and

9.          Such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations.

Which Bankable Feasibility Study is in such form as is necessary to substantially meet the standards of North American financial institutions for the purpose of determining the advisability of providing project financing on a commercial competitive basis taking into consideration all relevant criteria deemed to be both normal and prudent for the mining industry at that time.

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Exhibit B

TAX MATTERS
ARTICLE I
EFFECT OF THIS EXHIBIT

          This Exhibit shall govern the relationship of DHI Minerals (U.S.) Ltd., a Nevada corporation ("DHI US") and Solitario Exploration & Royalty Corp., a Colorado corporation ("Solitario") (collectively, the "Participants") with respect to tax matters and the other matters addressed herein. Except as otherwise indicated, capitalized terms used in this Exhibit shall have the meanings given to them in the binding Letter of Intent to which the Exhibit is attached (the "Agreement"). In the event of a conflict between this Exhibit and the other provisions of the Agreement, the terms of this Exhibit shall control.

ARTICLE II
TAX MATTERS PARTNER

          2.1     Designation of Tax Matters Partner. Solitario is hereby designated the tax matters partner (hereinafter "TMP") as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986 ("the Code") and shall be responsible for, make elections for, and prepare and file any federal and state tax returns or other required tax forms following approval of the Management Committee. In the event of any change in TMP, the Participant serving as TMP at the end of a taxable year shall continue as TMP with respect to all matters concerning such year unless the TMP for that year is required to be changed pursuant to applicable Treasury Regulations. The TMP and the other Participant shall use reasonable best efforts to comply with the responsibilities outlined in this Article II and in Sections 6221 through 6233 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other party.

          2.2     Notice. Each Participant shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as it may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Participants in accordance with Section 6223 of the Code. The TMP shall keep each Participant informed of all administrative and judicial proceedings for the adjustment at the partnership level of partnership items in accordance with Section 6223(g) of the Code.

          2.3     Inconsistent Treatment of Partnership Item. If an administrative proceeding contemplated under Section 6223 of the Code has begun, and the TMP so requests, then each Participant shall notify the TMP of its treatment of any partnership item on its federal income tax return that is inconsistent with the treatment of that item on the partnership return.

          2.4     Extensions of Limitation Periods. The TMP shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code without first giving reasonable advance notice to the other Participant of such intended action.

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          2.5     Requests for Administrative Adjustments. Neither Participant shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of partnership items for any partnership taxable year without first notifying the other Participant. If the other Participant agrees with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the partnership. If consent is not obtained within thirty (30) days after notice from the proposing Participant, or within the period required to timely file the request for administrative adjustment, if shorter, either Participant, including the TMP, may file that request for administrative adjustment on its own behalf.

          2.6     Judicial Proceedings. Either Participant intending to file a petition under Section 6226, 6228 or other sections of the Code with respect to any partnership item, or other tax matters involving the tax partnership, shall notify the other Participant of such intention and the nature of the contemplated proceeding. If the TMP is the Participant intending to file such petition, then such notice shall be given within a reasonable time to allow the other Participant to participate in the choosing of the forum in which such petition will be filed. If a deadlock results, then the TMP shall choose the forum. If either Participant intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this Paragraph, then such Participant shall notify the other Participant of such intended action.

          2.7     Settlements. The TMP shall not bind the other Participant to a settlement agreement without first obtaining the written consent of any such Participant. Either Participant who enters into a settlement agreement for its own account with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the other Participant of such settlement agreement and its terms within ninety (90) days from the date of settlement.

          2.8     Fees and Expenses. The TMP shall not engage legal counsel, certified public accountants, or others without the prior consent of the DHI US provided that the TMP may engage legal counsel, certified public accountants, or others at its sole cost and expense.

          2.9     Survival. The provisions of the foregoing paragraphs shall survive the termination of the tax partnership or the termination of either Participant's interest in the tax partnership and shall remain binding on the Participants for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the tax partnership for the applicable tax year(s).

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ARTICLE III
TAX ELECTIONS AND ALLOCATIONS

          3.1     Tax Partnership Election. It is understood and agreed that the Participants intend to create a partnership for United States federal and state income tax purposes with respect to the mineral properties subject to the Agreement from and after the date that Solitario incurs expenditures with respect to such properties, and, unless otherwise agreed to hereafter by both Participants, neither Participant shall make an election to be, or have the arrangement evidenced hereby, excluded from the application of any provisions of Subchapter K of the Code, or any equivalent state income tax provision. It is understood and agreed that the Participants intend to create a partnership for federal and state income tax purposes only (a "tax partnership"). The TMP shall file with the appropriate office of the Internal Revenue Service a partnership income tax return covering the operations subject to the Agreement (the "Operations"). The Participants recognize that this Agreement may be subject to state income tax statutes. The TMP shall file with the appropriate offices of the state agencies any required partnership state income tax returns. Each Participant agrees to furnish to the TMP any information it may have relating to the Operations as shall be required for proper preparation of such returns. The TMP shall furnish to the other Participant for its review a copy of each proposed income tax return at least two weeks prior to the date the return is filed.

          3.2     Tax Elections. The tax partnership shall make the following elections for purposes of all partnership income tax returns:

                    (a)     To use the accrual method of accounting.
                    (b)     Pursuant to the provisions at Section 706(b)(1) of the Code, to use as its taxable year the calendar year. In this connection, Solitario represents that its taxable year is the calendar year and DHI US represents that its taxable year is the calendar year.
                    (c)     To deduct currently all development expenses to the extent possible under
Section 616 of the Code. or to defer such expenses under Section 616(b) of the Code.
                    (d)     At the election of the TMP, which may vary on an asset-by-asset basis, to compute the allowance for depreciation in respect of depreciable assets using the 150% declining balance method and the shortest life permissible or the units of production method of depreciation, or such other method as determined by the TMP.
                    (e)     To treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by law.
                    (f)     To adjust the basis of tax partnership property under Section 754 of the Code at the request of either Participant;
                    (g)      To amortize over the shortest permissible period all organizational expenditures and business start-up expenses under Sections 195 and 709 of the Code;

          Any other election required or permitted to be made by the tax partnership under the Code or any state tax law shall be made as determined by the TMP.

          Each Participant shall elect under Section 617(a) of the Code to deduct currently all exploration expenses. Each Participant reserves the right to capitalize its share of development and/or exploration expenses of the tax partnership in accordance with Section 59(e) of the Code, provided that a Participant's election to capitalize all or any portion of such expenses shall not affect the Participant's Capital Account.

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          3.3     Allocations to Participants. Allocations for Capital Account purposes shall be in accordance with the following:

                    (a)     [ intentionally omitted].
                    (b)     Exploration expenses and development cost deductions shall be allocated among the Participants in accordance with their respective contributions to such expenses and costs.
                    (c)     Depreciation and amortization deductions with respect to a depreciable asset shall be allocated among the Participants in accordance with their respective contributions to the adjusted basis of the asset which gives rise to the depreciation, amortization or loss deduction.
                    (d)     Production and operating cost deductions shall be allocated among the
Participants in accordance with their respective contributions to such costs.
                    (e)     Deductions for depletion shall be allocated in the following order and priority:
                              ( i)     Excess percentage depletion deductions shall be allocated to the Members in accordance with the allocation of gross income from the mineral property from which such deductions are derived. The term "excess percentage depletion" shall mean the excess, if any, of deductions for percentage depletion as determined for purposes of maintaining the Capital Accounts over the book value at which the depletable property is recorded in the Capital Accounts
                              (ii)     To the extent of the amount of depletion deductions that would have been determined for Capital Account purposes if only cost depletion were allowable for federal income tax purposes from the inception of the tax partnership, any remaining depletion deductions shall be allocated to the Participants in accordance with their respective contributions to the adjusted basis of the depletable property;
                              (iii)     Any remaining depletion deductions shall be allocated to the Participants so that, to the extent possible, the Participants receive the same total amounts of percentage depletion as they would have received if percentage depletion were allocated to the Participants in proportion to their respective shares of the gross income used as the basis for calculating the federal income tax deduction for percentage depletion. Subject to Subparagraph 3.3(h) below, gross income on the sale of production shall be allocated in accordance with the Participants' rights to share in the proceeds of such sale.
                    (f)     Except as provided in Subparagraph 3.3(h) below, gain or loss on the sale of a depreciable or depletable asset shall be allocated so that, to the extent possible, the net amount reflected in the Participants' Capital Account (as defined in Subparagraph 4.1 below) with respect to such property (taking into account the cost of such property, depreciation, amortization, depletion or other cost recovery deductions and gain or loss) most closely reflects the Participants' ownership interests.
                    (g)     Gains and losses on the sale of all or substantially all the assets of the tax partnership shall be allocated so that, to the extent possible, the Participants' resulting Capital
Account balances are in the same ratio as their ownership interests at the time of such sale.

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                    (h)     The Participants acknowledge that expenses and deductions allocable under the preceding provisions of this Paragraph may be required to be capitalized into production under Section 263A of the Code. With respect to such capitalized expenses or deductions, the allocation of gross income on the sale of production shall be adjusted, in any reasonable manner consistently applied by the TMP, so that the same net amount (subject possibly to timing differences) is reflected in the Capital Accounts as if such expenses or deductions were instead deductible and allocated pursuant to the preceding provisions of this Paragraph.
                    ( i)     All deductions and losses that are not otherwise allocated in this Paragraph shall be allocated among the Participants in accordance with their respective contributions to the costs producing each such deduction or to the adjusted basis of the asset producing each such loss.
                    (j)     Any recapture of exploration expenses under Section 617(b)(1)(A) of the
Code, and any disallowance of depletion under Section 617(b)(1)(B) of the Code, shall be borne by the Participants in the same manner as the related exploration expenses were allocated to, or claimed by, them.
                    (k)     All other items of income and gain shall be allocated to the Participants in accordance with their ownership interests.
                    (l)     If a reduced ownership interest is restored, then the TMP shall endeavour to allocate items of income, gain, loss, and deduction (in the same year as the restoration of such ownership interest or, if necessary, in subsequent years) so as to cause the Capital Account balances of the Participants to be the same as they would have been if the restored ownership interest had never been reduced.
                    (m)     If the Participants' ownership interests change during any taxable year of the tax partnership, then the distributive share of items of income, gain, loss and deduction of each
Participant shall be determined in any manner (1) permitted by Section 706 of the Code, and (2)
agreed on by both Participants. If the Participants cannot agree on a method, then the method shall be determined by the TMP in consultation with the tax partnership's tax advisers, with preference given to the interim closing-of-the-books method except where application of that method would result in undue administrative expense in relationship to the amount of the items to be allocated.

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                    (n)     "Nonrecourse deductions," as defined by Treas. Reg. subsection 1.704 2(b )(1)
shall be allocated between the Participants in proportion to their ownership interests.

          3.4     Regulatory Allocations. Notwithstanding the provisions of Paragraph 3.3 to the contrary, the following special allocations shall be given effect for purposes of maintaining the Participants' Capital Accounts.

                    (a)     If either Participant unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. subsection 1.704-1(b)(2)(ii)(d)(4), subsection 1.704-1(b)(2)(ii)(d)(5) or subsection 1.704-1(b)(2)(ii)(d)(6), which result in a deficit Capital Account balance, then items of income and gain shall be specially allocated to each such Participant in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Capital Account deficit of such Participant as quickly as possible. For the purposes of this Paragraph, each Participant's Capital Account balances shall be increased by the sum of the amount such Participant is obligated to restore pursuant to any provision of the Agreement, and the amount such Participant is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. subsection 1.704-2(g)(1) and 1.704-2( i)(5).
                   (b)     The "minimum gain chargeback" and "partner minimum gain chargeback" provisions of Treas. Reg. subsection 1.704-2(f) and 1.704-2( i)(4), respectively, are incorporated herein by reference and shall be given effect. In accordance with Treas. Reg. subsection 1.704 2( i)(1), deductions attributable to a "partner nonrecourse liability" shall be allocated to the Participant that bears the economic risk of loss for such liability.
                    (c)     If the allocation of deductions to either Participant would cause such Participant to have a deficit Capital Account balance at the end of any taxable year of the tax partnership (after all other allocations provided for in this Article III have been made and after giving effect to the adjustments described in Subparagraph 3.4(a)), then such deductions shall instead be allocated to the other Participant.

          3.5     Curative Allocations. The allocations set forth in Paragraph 3.4 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Participants that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Paragraph. Therefore, notwithstanding any other provisions of this Article III (other than the Regulatory Allocations), the TMP shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Participant's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Participant would have had if the Regulatory Allocations were not part of this Agreement and all items were allocated pursuant to Paragraph 3.3 without regard to Paragraph 3.4.

          3.6     Tax Allocations. Except as otherwise provided in this Paragraph, items of taxable income, deduction, gain and loss shall be allocated in the same manner as the corresponding item is allocated for book purposes under Paragraphs 3.3, 3.4 and 3.5 of the corresponding item determined for Capital Account purposes.

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                    (a)     Recapture of tax deductions arising out of a disposition of property shall, to the extent consistent with the allocations for tax purposes of the gain or amount realized giving rise to such recapture, be allocated to the Participants in the same proportions as the recaptured deductions were originally allocated or claimed.

                    (b)     To the extent required by Section 704(c) of the Code, income, gain, loss, and deduction with respect to property contributed to the tax partnership by a Participant shall be shared among both Participants so as to take account of the variation between the basis of the property to the tax partnership and its fair market value at the time of contribution. The Participants intend that Section 704(c) shall effect no allocations of tax items that are different from the allocations under Paragraphs 3.3, 3.4 and 3.5 of the corresponding items for Capital Account purposes. However, to the extent that allocations of tax items are required pursuant to Section 704(c) of the Code to be made other than in accordance with the allocations under Paragraphs 3.3, 3.4 and 3.5 of the corresponding items for Capital Account purposes, Section 704(c) shall be applied in accordance with the "traditional method without curative allocations" under Treas. Reg. subsection 1.704-3(b).

                   (c)     Depletion deductions with respect to contributed property shall be determined without regard to any portion of the property's basis that is attributable to precontribution expenditures by DHI US that were capitalized under Code Sections 616(b), 59(e) and 291(b). Deductions attributable to precontribution expenditures by DHI US shall be calculated under such Code Sections as if DHI US continued to own the depletable property to which such deductions are attributable, and such deductions shall be reported by the tax partnership and shall be allocated solely to DHI US.

                    (d)     The Participants understand the allocations of tax items set forth in this Paragraph, and agree to report consistently with such allocations for federal and state tax purposes.

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ARTICLE IV
CAPITAL ACCOUNTS; LIQUIDATION

        Capital Accounts.

                    (a)     A separate capital account (the "Capital Account") shall be established and maintained by the TMP for each Participant. Such Capital Account shall be increased by (i) the amount of money contributed by the Participant to the tax partnership, (ii) the fair market value of property contributed by the Participant to the tax partnership (net of liabilities secured by such contributed property that the partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to the Participant under Paragraphs 3.3, 3.4 and 3.5 of tax partnership income and gain (or items thereof), including income and gain exempt from tax; and shall be decreased by (iv) the amount of money distributed to the Participant by the tax partnership, (v) the fair market value of property distributed to the Participant by the tax partnership (net of liabilities secured by such distributed property and that the Participant is considered to assume or take subject to under Code Section 752), (vi) allocations to the Participant under Paragraphs 3.3, 3.4 and 3.5 of expenditures of the tax partnership not deductible in computing its taxable income and not properly chargeable to a Capital Account, and (vii) allocations of tax partnership loss and deduction (or items thereof), excluding items described in (vi) above and percentage depletion to the extent it exceeds the adjusted tax basis of the depletable property to which it is attributable. The Participants agree that the net fair market value of the property contributed by DHI US to the tax partnership pursuant to Section 2(l) of the Agreement is $3,000,000.
                    (b)     If the Capital Accounts of the Participants are computed with reference to the book value of any asset which differs from the adjusted tax basis of such asset, then the Capital Accounts shall be adjusted for depreciation, depletion, amortization and gain or loss as computed for book purposes with respect to such asset in accordance with Treasury Regulation Section 1.704 1(b )(2)(iv)(g).
                    (c)     If any interest in the tax partnership is transferred in accordance with the terms of this Agreement, then the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, except as provided in Treasury Regulation Section 1.704 1(b)(2)(iv)(1).
                    (d)     If property, other than money, is distributed to a Participant, then the Capital Accounts of the Participants shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Participants if there was a taxable disposition of such property for the fair market value of such property (taking Section 7701(g) of the Code into account) on the date of distribution. For this purpose the fair market value of the property shall be determined as set forth in Paragraph 4.2(a) below.

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                    (e)     DHI US may be contributing to the Agreement certain depletable properties with respect to which DHI US currently has an adjusted tax basis which may consist in part of depletable expenditures and in part of expenditures capitalized under Code Sections 616(b), 291(b) and/or 59(e). For purposes of maintaining the Capital Accounts, the tax partnership's deductions with respect to contributed property in each year for depletion, deferred development expenditures under Section 616(b) attributable to pre-contribution expenditures, amortization under Section 291(b) attributable to pre-contribution expenditures, and amortization under Section 59(e) attributable to pre-contribution expenditures shall be the amount of the corresponding item determined for tax purposes pursuant to Subparagraph 3.6(c) multiplied by the ratio of the book value at which the contributed property is recorded in the Capital Accounts to the adjusted tax basis of the contributed property (including basis resulting from capitalization of pre-contribution development expenditures under Sections 616(b), 291(b), and 59(e)).
                    (f)     The foregoing provisions, and the other provisions of the Agreement relating to the maintenance of Capital Accounts and the allocations of income, gain, loss, deduction and credit, are intended to comply with Treasury Regulations Section 1.704 1(b), and shall be interpreted and applied in a manner consistent with such Regulations. If the Management Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, then the Management Committee may make such modification, provided that it is not likely to have a material effect on the amount distributable to either Participant upon liquidation of the tax partnership pursuant to Paragraph 4.2.
                    (g)     If the Participants so agree, upon the occurrence of an event described in Treas. Reg. subsection 1.704-1(b)(2)(iv)(5), then the Capital Accounts shall be restated in accordance with Treas. Reg. subsection 1.704-1(b)(2)(iv)(f) to reflect the manner in which unrealized income, gain, loss or deduction inherent in the assets of the tax partnership (that has not been reflected in the Capital Accounts previously) would be allocated among the Participants if there were a taxable disposition of such assets for their fair market values, as determined in accordance with Section 4.2(a). For purposes of Paragraph 3.3, a Participant shall be treated as contributing the portion of the book value of any property that is credited to the Participant's Capital Account pursuant to the preceding sentence. Following a revaluation pursuant to this Subparagraph 4.1(g), the Participants' shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to property that has been revalued pursuant to this Subparagraph 4.1(g) shall be determined in accordance with the principles of Code Section 704(c) as applied pursuant to the final sentence of Subparagraph 3.6(b).

          4.2     Liquidation. If the partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704 1(b)(2)(ii)(g), then, notwithstanding any other provision of the Agreement to the contrary, the following steps shall be taken (after taking into account any transfers of Capital Accounts pursuant to Section 2(m) of the Agreement):

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                    (a)     The Capital Accounts of the Participants shall be adjusted to reflect any gain or loss which would be realized by the partnership and allocated to the Participants pursuant to the provisions of Article III of this Exhibit B if the assets of the tax partnership had been sold at their fair market value at the time of liquidation. The fair market value of the assets of the tax partnership shall be determined by agreement of both Participants; provided, however, that in the event that the Participants fail to agree on the fair market value of any asset, its fair market value shall be determined by a nationally recognized independent engineering firm or other qualified independent party approved by both Participants.

                    (b)     After making the foregoing adjustments and/or contributions, all remaining assets of the tax partnership shall be distributed to the Participants in accordance with the balances in their Capital Accounts (after taking into account all appropriate allocations, including Subparagraph 3.3(h)). Unless otherwise expressly agreed on by both Participants, each Participant shall receive an undivided interest in each and every asset determined by the ratio of the amount in each Participant's Capital Account to the total of both of the Participants' Capital Accounts. Assets of the tax partnership distributed to the Participants shall be deemed to have a fair market value equal to the value assigned to them pursuant to Subparagraph 4.2(a) above.
                    (c)     All distributions to the Participants in respect of their Capital Accounts shall be made in accordance with the time requirements of Treasury Regulation Sections 1.704 1(b)(2)(ii)(b)(2) and (3).

          4.3     Survival of Tax Partnership. The tax partnership shall survive until it has been liquidated in accordance with the provisions of Section 4.2, above. The termination of the Agreement shall not result in the termination of the tax partnership until it shall have terminated in accordance with the provisions of this Exhibit or until a Participant has relinquished its entire interest in the tax partnership; provided that the provision of this Exhibit shall be superseded by the applicable provisions of the Joint Venture Agreement when the Participants enter into the Joint Venture Agreement in accordance with the provisions of the Agreement.

          4.4     Deemed Terminations. Notwithstanding the provisions of Paragraph 4.2, if the "liquidation" of the tax partnership results from a deemed termination under Section 708(b)(1)(B) of the Code, then (i) Subparagraphs 4.2(a) and (b) shall not apply, (ii) the tax partnership shall be deemed to have distributed its assets in accordance with the relative Capital Account balances of the Participants as adjusted pursuant to Subparagraph 4.2(a), (iii) the Participants shall be deemed for tax purposes to have contributed those assets to a new partnership pursuant to the terms of this Exhibit, and (iv) the new tax partnership shall continue pursuant to the terms of this Agreement and this Exhibit.

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